Exhibit 10.19

GENESIS MICROCHIP INC.

2001 EMPLOYEE STOCK PURCHASE LOAN PLAN

The following constitute the provisions of the 2001 Employee Stock Purchase Loan Plan of Genesis Microchip Inc.

1.    Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to loan money from the Company to purchase Shares of the Company under eligible stock purchase or stock option plans or stock option agreements.

2.    Definitions.

(a)	“Board” shall mean the board of directors of the Company.

(b)	“Company” shall mean Genesis Microchip Inc. and any Designated Subsidiary of the Company.

(c)	“Designated Subsidiary” shall mean any Subsidiary which has been designated by the Board (or a committee of the Board) from time to time in its sole discretion as eligible to participate in the Plan.

(d)	“Employee” shall mean any individual who is an employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(e)	“Enrollment Date” shall mean the day on which an Employee completes and files a subscription agreement in accordance with Section 5(b).

(f)	“Loan” shall mean a loan of funds by the Company to an Employee under the Plan.

(g)	“Payroll Deductions” shall mean payroll deductions from time to time from an Employee’s paycheque pursuant to a Stock Plan.

(h)	“Payroll Deductions Loan” shall mean a Loan regarding Payroll Deductions which is referred to in Section 5(a).

(i)	“Plan” shall mean this Employee Stock Purchase Loan Plan.

(j)	“Share Purchase Loan” shall mean a Loan to fund the acquisition of Shares which is referred to in Section 5(a).

(k)	“Shares” shall mean common shares of the Company which are issued to an Employee under a Stock Plan.

(l)	“Stock Plan” shall mean any stock option plan or stock purchase plan of the Company, or stock option agreement granted by the Company, which relates to Shares and has been designated by the Board (or a committee of the Board) from time to time in its sole discretion as eligible to participate in the Plan.

(m)	“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.    Eligibility.  Any Employee who shall be employed by the Company on a given Enrollment Date and who is entitled to the benefits of a Stock Plan shall be eligible to participate in the Plan.

4.    Maximum Amount.  The maximum aggregate Loan amount which an Employee may borrow from the Company under the Plan is U.S.$10,000.00 (or Canadian dollar equivalent as determined by the Company) unless otherwise determined by the Board (or a committee of the Board).

5.    Participation.

(a)	There shall be two types of Loans under the Plan. A Loan may be obtained by an eligible Employee from the Company which is equal to all or a portion of Payroll Deductions (a “Payroll Deductions Loan”). A Payroll Deductions Loan shall be advanced to the Employee from time to time contemporaneously with Payroll Deductions; no cash shall be paid to the Employee because the amount of the Payroll Deductions Loan shall be applied directly to the Payroll Deductions. Alternatively, a Loan may be obtained by an eligible Employee from the Company in order to fund an acquisition of Shares under a Stock Plan (a “Share Purchase Loan”). A Share Purchase Loan shall be advanced to the Employee contemporaneously with the obligation of the Employee to pay for the Shares under a Stock Plan; no cash shall be paid to the Employee because the amount of the Share Purchase Loan shall be applied directly to the purchase price for the Shares.

(b)	An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing a Loan to the Employee in the form of Exhibit A to this Plan and filing it with the Company’s payroll office. The date on which this occurs is the “Enrollment Date”.

(c)	A separate subscription agreement shall be filed for each Stock Plan for which the Employee wishes a Loan and, if the Employee wishes a Share Purchase Loan, a separate subscription agreement shall be filed for each acquisition of Shares no later than the time of the exercise of the Employee’s right to acquire the Shares.

(d)	If the Employee wishes a Payroll Deductions Loan, Loan advances shall commence on the first payroll following the Enrollment Date and shall end when the Employee ceases to make Payroll Deductions, unless sooner terminated by the provisions of this Agreement. An Employee may change the portion of Payroll Deductions covered by the Payroll Deductions Loan by completing the applicable portions of the subscription agreement in the form of Exhibit A to this Plan and filing it with the Company’s payroll office. The change shall be effective on the first payroll after the date of filing.

6.    Terms of the Loan

(a)	The Loan shall be paid by the Employee to the Company 10 days after demand by the Company which demand may be made in the Company’s sole discretion. The Loan shall not bear interest. The Employee shall be entitled to prepay the Loan at any time.

(b)	Notwithstanding the provisions of any Stock Plan, in the event that the Employee defaults in the repayment of the Loan, the Employee shall not be entitled under any circumstances to exercise any rights to acquire Shares or obtain other benefits under all Stock Plans to which the Employee is entitled.

(c)	The Company shall be entitled to set off the amount owing under the Loan (whether or not demand has been made under the Loan) against any amounts owing by the Company to the Employee from time to time. For example, if the Employee becomes entitled to receive any Payroll Deductions at any time due to a withdrawal from a Stock Plan or otherwise, the Company shall be entitled to deduct the amount of the Loan (whether or not any demand has been made under the Loan) from the amount of the Payroll Deductions to which the Employee is entitled.

7.    Withdrawal.  A participant may withdraw from the Plan by giving written notice of withdrawal in the form of Exhibit B to the Plan to the Company’s payroll office. Thereafter, the participant shall not be entitled to any further Loan advances. It is recognized that, if the Employee participates in the Plan pursuant to one or more subscription agreements, the Employee may withdraw his or her participation with respect to all or less than all of the subscription agreements.

8.    Termination of Employment.  Upon a participant’s ceasing to be an Employee for any reason he or she shall be deemed to have elected to withdraw from the Plan.

9.    Administration.  The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

10.    Transferability.  A participant’s rights and obligations under the Plan (including a Loan) may not be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of intestacy) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan.

11.    Reports.  Individual Loan accounts shall be maintained by the Company for each participant in the Plan. Statements of account shall be given to participants at least annually. The amount of any Loan as stated in any such account is, in the absence of evidence to the contrary, proof of the amount of the Loan.

12.    Amendment or Termination.

(a)	The Board (or its committee) may at any time and for any reason terminate or amend the Plan. No such termination can affect a Loan previously made in any material way which is detrimental to the Employee.

(b)	The Board (or its committee) shall be entitled to establish such limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

13.    Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. All notices or other communications given by the Company to a participant or former participant under or in connection with the Plan shall be deemed to have been duly given to such participant five days after the date on which such notice or communication is mailed to such participant by registered mail at the last known address of such participant as shown in the records of the Company or on the date on which such notice or communication is delivered to such participant at the last known address of such participant as shown on the records of the Company. A participant or a former participant may change his or her address for the purposes of this paragraph by giving notice to the Company in accordance with the first sentence of this paragraph.

14.    Conditions.  The Company shall not be obligated to make a Loan unless the transaction complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Securities Act (Ontario), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

15.    Term of Plan.  The Plan shall become effective on January 1, 2001. It shall continue in effect for a term of ten (10) years unless sooner terminated in accordance with the Plan.

EXHIBIT A

GENESIS MICROCHIP INC.

2001 EMPLOYEE STOCK PURCHASE LOAN PLAN

SUBSCRIPTION AGREEMENT

x	Application for Payroll Deductions Loan Date: (All blanks to be completed except those in paragraphs 2 and 5)	Date:

OR

Change in Payroll Deduction Loan Amount (All blanks to be completed except those in paragraphs 1, 3 and 5)

OR

Application for Share Purchase Loan (All blanks to be completed except those in paragraphs 2 and 3)

1.	__________________________________ hereby elects to participate in the 2001 Employee Stock Purchase Loan Plan (the “Loan Plan”) of Genesis Microchip Inc. (the “Company”) and applies to borrow funds from the Company (“Loan”) in accordance with this Subscription Agreement and the Loan Plan.

2.	hereby acknowledges that I have obtained a Payroll Deductions Loan from the Company under a Subscription Agreement dated . I hereby elect that % of Payroll Deductions (instead of % of Payroll Deductions) shall be borrowed by me under the Loan Plan in connection with the following stock option or stock purchase plan: (please note that fractional percentages are not permitted).

3.	I wish to borrow money from the Company to fund % of Payroll Deductions which are made by the Company under the following stock option or stock purchase plan: (please note that fractional percentages are not permitted). I agree that a loan will be advanced to me at the time of each Payroll Deduction.

4.	I agree that the maximum aggregate amount which I may borrow from the Company under this subscription and any other loan subscription under the Loan Plan is

U.S.$10,000.00 (or Canadian dollar equivalent as determined by the Company) unless otherwise determined by the board of directors of the Company or a committee thereof.

5.    I wish to borrow U.S.$_________________ to fund the acquisition of ______________ shares in the capital of the Company under the following stock option or stock purchase plan or stock option agreement: _______________________. I agree that this Loan will be advanced to me against the purchase price for the shares.

6.    I agree that the Loan shall be payable by me to the Company 10 days after demand by the Company which demand may be made in the Company’s sole discretion. The Loan shall not bear interest.

7.    I agree that, notwithstanding the provisions of any stock purchase plan or stock option plan or stock option agreement to which I am entitled, if I am in default of the repayment of any loan to the Company, I shall not be entitled under any circumstances to exercise any rights to acquire shares or obtain other benefits under any such plan or agreement.

8.    The Company is entitled to set off the amount owing under the Loan (whether or not demand has been made under the Loan) against any amounts owing by the Company to me from time to time. For example, if I become entitled to receive any Payroll Deductions (as defined in the Loan Plan) at any time, the Company has the right to deduct the amount of the Loan (whether or not any demand has been made under the Loan) from the amount of the Payroll Deductions to which I am entitled.

9.    I represent that I have consulted with any tax consultants and other professional advisors as I deem advisable in connection with my participation in the Loan Plan, and that I am not relying on the Company for any tax or other advice.

10.    I have received and read a copy of the complete Loan Plan. I understand that my participation in the Loan Plan is in all respects subject to the terms of the Loan Plan. I hereby agree to be bound by the terms of the Loan Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Loan Plan.

11.    I agree that my executors, administrators, heirs and legal personal representations shall be bound by my obligations under the Loan Plan and you and your successors and assigns shall enjoy the benefits under the Loan Plan.

Employee’s Social Security Number:
Employee’s Address:

I UNDERSTAND THAT, WITH RESPECT TO A PAYROLL DEDUCTIONS LOAN, THE SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT UNLESS I WITHDRAW FROM THE LOAN PLAN.

Dated:
Signature of Employee

EXHIBIT B

GENESIS MICROCHIP INC.

2001 EMPLOYEE STOCK PURCHASE LOAN PLAN

NOTICE OF WITHDRAWAL

(If a participant in the Plan has filed more than one Subscription Agreement,

then a separate Notice of Withdrawal must be filed for each Subscription Agreement)

The undersigned participant in the Genesis Microchip Inc. 2001 Employee Stock Purchase Loan Plan refers to the Subscription Agreement dated                              with respect to the following stock option or stock purchase plan:                                 . The undersigned hereby notifies the Company that he or she hereby withdraws from the Plan under and to the extent of such Subscription Agreement.

Name and Address of Participant:

Signature:

Date: